SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) January 22, 2007

                         PREMIERE GLOBAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Georgia
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                 (State or Other Jurisdiction of Incorporation)


                 001-13577                          59-3074176
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         (Commission File Number)        (IRS Employer Identification No.)


   3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia                30326
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 (Address of Principal Executive Offices)                           (Zip Code)

                                  404-262-8400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors;   Appointment  of  Principal  Officers;   Compensatory
               Arrangements of Certain Officers.

      Amended Employment Agreement. On January 23, 2007, Premiere Global Services, Inc. entered into a First Amendment to the Amended and Restated Employment Agreement with T. Lee Provow, our President, Global Operations, dated September 15, 2006, effective as of July 20, 2006, as previously filed with the Securities and Exchange Commission. The following summary describes certain material provisions of the amendment. Pursuant to the terms of the amendment, unless the Compensation Committee determines otherwise prior to the end of the first quarter of a given calendar year, Mr. Provow's target cash bonus will be equal to 50% of his respective base salary for such year, with 80% of each target cash bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets.

      In connection with the execution of the amendment which reflects a decrease in Mr. Provow's target cash bonus from 100% to 50% of his respective base salary for each year, on January 22, 2007, the Compensation Committee of the Board approved a one-time grant to Mr. Provow of 21,924 shares of restricted stock. These shares have a fair market value of $192,500, or 50% of Mr. Provow's current annual base salary, representing the reduction in his target bonus eligibility for one year. The shares of restricted stock will vest on December 31, 2007, provided that Mr. Provow is still employed by us or any of our affiliates.

      2007 Incentive Bonus Criteria. On January 22, 2007, the Compensation Committee of the Board also approved the performance criteria for annual and quarterly incentive bonus awards for 2007 for our named executive officers:
Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; T. Lee Provow, our President, Global Operations; and Michael E. Havener, our Chief Financial Officer.

      As provided in Mr. Jones' employment agreement previously filed with the SEC, one-third of the value of such bonus awards issued to him will be determined with respect to our consolidated revenues, and two-thirds of such value will be determined with respect to our adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses). Mr. Jones may earn between 70% and 150% of his target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment agreement.

      For Mr. Schrafft, the value of such bonus awards will be determined with respect to the following performance criteria: 35% with respect to our consolidated revenues, 35% with respect to pre-tax income, 15% with respect to revenue growth in certain of our newer solution sets within our core business practices, and 15% with respect to the achievement of certain business objectives relating to continuing efforts to migrate customers to our automated and Web-based services. Mr. Schrafft may earn up to 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 25% of such bonus amounts earned for failure to achieve certain performance criteria relating to our free cash flow, capital expenditures and reduction in days sales outstanding (DSO).

     For Mr. Provow, the value of such bonus awards will be determined with respect to the following performance criteria: 15% with respect to our consolidated revenues, 15% with respect to pre-tax income, 30% with respect to certain operating costs savings criteria, 20% with respect to the achievement of certain business objectives relating to continuing efforts to migrate customers to our automated and Web-based services, and 20% with respect to the achievement of certain business objectives relating to the centralization of back-office functions. Mr. Provow may earn up to 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 25% of such bonus amounts earned for failure to achieve certain performance criteria relating to our capital expenditures and operating costs.

      For Mr. Havener, the value of such bonus awards will be determined with respect to the following performance criteria: 35% with respect to DSO reduction and days payable outstanding reduction, 50% with respect to pre-tax income, and 15% with respect to the achievement of certain business objectives relating to continuing efforts to consolidate finance functions globally. Mr. Havener may earn up to 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 30% of such bonus amounts earned for failure to achieve certain performance criteria relating to our free cash flow, DSO reduction and capital expenditures.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PREMIERE GLOBAL SERVICES, INC.



Date:  January 24, 2007         By: /s/ L. Scott Askins
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                                L. Scott Askins
                                Sr. Vice President - Legal, General Counsel
                                and Secretary


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